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                                                                    EXHIBIT 15.1



                                 June 27, 2000



Securities and Exchange Commission


450 Fifth Street, N.W.


Washington, D.C. 20549



Commissioners:



We are aware that our report dated May 4, 2000 on our review of interim financial information of ICN Pharmaceuticals, Inc. for the period ended March 31, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated June 29, 2000.



Very truly yours,



/s/ PRICEWATERHOUSECOOPERS LLP

     -----------------------------------------------------

     PricewaterhouseCoopers LLP


Newport Beach, CA